Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ], 2016 ([ ], 2016 for participants in the LaPorte Savings Bank 401(k) Retirement Plan “401(k)” and The LaPorte Savings Bank Employee Stock Ownership Plan (“ESOP”)). Have this LAPORTE BANCORP, INC. card in hand when you access the website and follow the instructions to direct 710 INDIANA AVENUE how the shares should be voted. LAPORTE, IN 46350 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ], 2016 ([ ], 2016 for 401(k) and ESOP participants). Have this card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E11723-S46578 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LAPORTE BANCORP, INC. If you are a stockholder, the Board of Directors recommends that you vote “FOR” the following proposals. If you are a 401(k) and/or ESOP participant, your voting instructions are solicited on behalf of the 401(k) and/or ESOP Trustee. Vote on Proposals For Against Abstain 1. To approve and adopt the Merger Agreement by and between Horizon Bancorp and LaPorte Bancorp, Inc., pursuant to which LaPorte Bancorp, Inc. will ! ! ! merge with and into Horizon Bancorp. 2. To approve, on a non-binding advisory basis, the compensation payable to the named executive officers of LaPorte Bancorp, Inc. in connection with the ! ! ! merger. 3. To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the ! ! ! Special Meeting in person or by proxy to approve the merger. NOTE: Such other business as may properly come before the Special Meeting or any adjournment thereof. For address changes and/or comments, please check this box and ! write them on the back where indicated. Please indicate if you plan to attend this Special Meeting. ! ! Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement/Prospectus is available at www.proxyvote.com. E11724-S46578 LAPORTE BANCORP, INC. Special Meeting of Stockholders [ ], 2016 at [ ], Local Time IF YOU ARE A STOCKHOLDER: This proxy is solicited by the Board of Directors The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of LaPorte Bancorp, Inc. which the undersigned, is entitled to vote at the Special Meeting of Stockholders of LaPorte Bancorp, Inc. (the “Company”), to be held at the Company’s main office located at 710 Indiana Avenue, LaPorte, Indiana 46350 at [ ], (local time), on [ ], 2016 or any adjournment or postponement thereof (the “Special Meeting”). The Board of Directors is authorized to cast all votes to which the undersigned is entitled to. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. This proxy also confers discretionary authority on the Board of Directors to vote matters incident to the conduct of the meeting. IF YOU ARE A 401(k) PARTICIPANT: Your voting instructions are solicited on behalf of the trustee for the 401(k) (“401(k) Trustee”) I understand that I have the right to direct the 401(k) Trustee to vote my proportionate interest in said plan. I have been advised that my voting instructions are solicited for the Special Meeting to be held at the Company’s main office located at 710 Indiana Avenue, LaPorte, Indiana 46350 at [ ], (local time), on [ ], 2016 or any adjournment or postponement thereof. The 401(k) Trustee is hereby directed to vote my proportionate interest in the 401(k) as indicated on the other side. If I do not return my voting instructions in a timely manner, shares representing my interest in said plan will be voted in the same proportion as shares for which the 401(k) Trustee has received proper voting instructions from other participants, subject to the determination that such a vote is of the exclusive benefit of plan participants and beneficiaries. If any other business is presented at the Special Meeting, this card will be voted by the 401(k) Trustee in a manner intended to represent the best interest of participants and beneficiaries in the 401(k). IF YOU ARE AN ESOP PARTICIPANT: Your voting instructions are solicited on behalf of the trustee for the ESOP (“ESOP Trustee”) I understand that I have the right to direct the ESOP Trustee to vote the shares that have been allocated to my ESOP account. I have been advised that my voting instructions are solicited for the Special Meeting to be held at the Company’s main office located at 710 Indiana Avenue, LaPorte, Indiana 46350 at [ ], (local time), on [ ], 2016 or any adjournment or postponement thereof. The ESOP Trustee is hereby directed to vote the shares allocated to my account as indicated on the other side. The ESOP Trustee will vote any unallocated shares, shares for which it has received no voting instruction, and abstentions in the same proportion as it votes the allocated shares for which it has received proper instructions from participants, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. If any other business is presented at the Special Meeting, this card will be voted by the ESOP Trustee in a manner intended to represent the best interest of participants and beneficiaries in the ESOP. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE